Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-1 as filed on August 11, 2009) of our report dated August 7, 2009, with respect to the consolidated financial statements and schedule of Emdeon Inc. included in its Registration Statement (Form S-1 No. 333-153451) filed with the Securities and Exchange Commission.
/s/  Ernst & Young LLP

Nashville, Tennessee
August 11, 2009